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                                                                     EXHIBIT 4.7


                              DECLARATION GUARANTEE

         DECLARATION GUARANTEE (this "Agreement"), dated as of March 21, 2000, among the undersigned trustees (the "Trustees") of TCI Communications Financing IV, a Delaware statutory business trust (the "Trust"), AT&T Broadband, LLC, a Delaware limited liability company, as successor sponsor of the Trust (the "Sponsor"), and AT&T Corp., a New York corporation (the "Guarantor").

         WHEREAS TCI Communications, Inc. ("TCIC"), as sponsor, and certain trustees of the Trust entered into a Declaration of Trust, dated as of November 21, 1995, in order to establish the Trust under the Business Trust Act of the State of Delaware (12 Del. Code Section 3801 et seq.);

         WHEREAS TCIC, as sponsor, and certain trustees of the Trust entered into an Amended and Restated Declaration of Trust, dated as of March 24, 1997 (the "Declaration"), pursuant to which the Trust issued $200,000,000 aggregate liquidation amount of its 9.72% Trust Preferred Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Trust;

         WHEREAS, as of the date hereof, the Sponsor is the sponsor of the Trust and the Trustees constitute all of the trustees of the Trust; and

         WHEREAS the Guarantor desires to irrevocably and unconditionally guarantee, on a subordinated basis, the full and punctual payment (within applicable grace periods) of all the obligations of the Sponsor under the Declaration.

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sponsor, the Guarantor and the Trustees hereby agree as follows:

         SECTION 1. Definitions.

         Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Declaration.

         SECTION 2. The Guarantee.

         (a) The Guarantor irrevocably and unconditionally guarantees on a subordinated basis as set forth herein (the "Guarantee"), to the Trustees and to each Creditor and their successors and assigns, the full and punctual payment (within applicable grace periods) of all the obligations of the Sponsor under the Declaration.

         (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment and not of collection.


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         (c) The Guarantor's obligation to make any payment hereunder may be satisfied by causing the Sponsor to make such payment.

         (d) The Guarantor also agrees to pay any and all fees and expenses (including reasonable counsel fees and expenses) incurred by the Trustees in enforcing any of their respective rights under the Guarantee and the costs and expenses of the Creditors in enforcing any of their respective rights under the Guarantee, to the extent such costs and expenses become costs and expenses of the Trust.

         SECTION 3. Subordination.

         The Guarantee constitutes an unsecured obligation of the Guarantor that ranks (a) pari passu with the most senior preferred or preference stock of the Guarantor outstanding on the date of this Agreement or hereafter issued and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, (b) pari passu with the guarantees of Guarantor with respect to the obligations of the Sponsor with respect to TCI Communications Financing I ("Trust I") and TCI Communications Financing II ("Trust II") and the preferred securities issued by Trust I and Trust II, (c) senior in right of payment to any class or series of common stock of the Guarantor or preferred or preference stock of the Guarantor ranking subordinate and junior in right of payment to the most senior preferred or preference stock of the Guarantor, each as may be outstanding on the date of this Agreement or hereafter issued, and (d) subordinate and junior in right of payment to all other indebtedness, obligations and liabilities of the Guarantor.

         SECTION 4. Notices.

         All notices provided for herein shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the Guarantor's mailing address set forth below or such other address as the Guarantor may give notice of to the Trust:

                           AT&T Corp.
                           32 Avenue of the Americas
                           New York, New York 10013-2412
                                   Attn: Legal Department; and

                  (b) if given to the Sponsor or the Trustees, to the address set forth in the Declaration or to such other address as such party may give notice of to the Guarantor.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice


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was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 5. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         SECTION 6. Headings.

         The headings of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 7. Trustees Not Responsible for Recitals.

         The recitals herein contained are made by the Sponsor and the Guarantor, and not by the Trustees, and the Trustees assume no responsibility for the correctness thereof. The Trustees make no representation as to the validity or sufficiency of this Agreement.

         SECTION 8. Separability.

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

         SECTION 9. No Recourse Against Certain Persons.

         No past, present or future director, officer, employee or stockholder, as such, of the Guarantor or any successor thereof shall have any liability for any obligations of the Guarantor under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation and all such liability is hereby waived and released. Such waiver and release are part of the consideration for the issue of this Agreement.

         SECTION 10. Amendments.

         Except with respect to any changes that, in the opinion of the board of directors of the Guarantor, do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Agreement may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the Securities. The provisions of Section 12.2 of the Declaration of the Trust with respect to meetings of Holders of the Securities apply to the giving of such approval.


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         SECTION 11. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                AT&T BROADBAND, LLC, Sponsor


                                By:
                                   ---------------------
                                Name:
                                Title:

                                ------------------------
                                Edward M. Dwyer, Regular Trustee

                                ------------------------
                                Michael P. Huseby, Regular Trustee

                                ------------------------
                                Mary S. Willis, Regular Trustee

                                AT&T CORP., as Guarantor


                                By:
                                   ---------------------
                                Name:
                                Title:

                                THE BANK OF NEW YORK, as Property Trustee

                                By:
                                   ---------------------
                                Name:
                                Title:

                                THE BANK OF NEW YORK (DELAWARE),
                                          as Delaware Trustee

                                By:
                                   ---------------------
                                Name:
                                Title:


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